Exhibit 99.1

First Niagara Financial Group, Inc.
Summary of Quarterly Financial Data

                                                    2004                                   2003
                                                 ----------    ---------------------------------------------------------
                                                  March 31,    December 31,    September 30,    June 30,       March 31,
                                                 ----------    ------------    -------------   ----------     ----------
------------------------------------------------------------------------------------------------------------------------
SELECTED FINANCIAL DATA
(Amounts in thousands)
------------------------------------------------------------------------------------------------------------------------
Total assets                                     $4,979,890      3,589,507       3,533,430      3,561,646      3,603,432
Total interest-earning assets                    $4,335,885      3,261,953       3,195,743      3,250,449      3,292,424
Fed funds and other short-term investments       $   32,373        124,255         134,482        159,675        392,956
Securities, at amortized cost                    $1,232,352        846,450         753,193        806,552        666,750
Loans:
   Real estate:
    Residential                                  $1,154,084        948,877         965,486        987,426        997,078
    Home equity                                  $  221,486        179,282         176,269        168,725        167,267
    Commercial and multi-family                  $  970,516        653,976         631,041        589,122        549,724
    Commercial construction                      $  107,323         86,154         102,625        111,492        111,736
                                                 ----------     ----------      ----------     ----------     ----------
      Total real estate loans                    $2,453,409      1,868,289       1,875,421      1,856,765      1,825,805
                                                 ----------     ----------      ----------     ----------     ----------

   Commercial business                           $  402,261        215,000         225,561        221,316        208,137
   Consumer                                      $  207,834        202,630         201,092        197,364        188,552
   Net deferred costs and discounts              $   10,394          8,704           8,688          9,082          8,688
                                                 ----------     ----------      ----------     ----------     ----------
      Total loans                                $3,073,898      2,294,623       2,310,762      2,284,527      2,231,182
   Allowance for credit losses                   $   40,766         25,420          25,219         24,781         23,913
                                                 ----------     ----------      ----------     ----------     ----------
      Loans, net                                 $3,033,132      2,269,203       2,285,543      2,259,746      2,207,269
Goodwill and other intangibles                   $  348,980        114,698         115,084        107,803        107,048

Total interest-bearing liabilities               $3,711,906      2,642,798       2,586,081      2,624,447      2,697,244
Deposits:
   Interest-bearing:
    Savings                                      $1,049,151        654,320         646,284        666,003        688,597
    Interest-bearing checking                    $  869,556        538,967         540,999        540,274        511,941
    Certificates of deposit                      $1,131,373        991,545         973,070        982,903      1,054,996
   Noninterest-bearing                           $  248,970        170,384         158,915        166,059        143,263
                                                 ----------     ----------      ----------     ----------     ----------
      Total deposits                             $3,299,050      2,355,216       2,319,268      2,355,239      2,398,797

Short-term borrowings                            $  154,383         87,148          85,020         67,564         63,980
Long-term borrowings                             $  507,443        370,818         340,708        367,703        377,730
Stockholders' equity                             $  938,023        728,174         723,047        718,390        711,646
Tangible equity (1)                              $  589,043        613,476         607,963        610,587        604,598
Fair value adjustment included in
   stockholders' equity                          $    4,011           (341)          1,397          3,558          3,333
Common shares outstanding                            79,712         66,326          66,370         66,228         66,071
Total loans serviced for others                  $  347,291        246,078         250,082        271,401        289,341

------------------------------------------------------------------------------------------------------------------------
CAPITAL
------------------------------------------------------------------------------------------------------------------------
Tier 1 risk based capital                             17.33%         17.94%          18.59%         18.70%         18.64%
Total risk based capital                              18.58%         19.04%          19.70%         19.80%         19.70%
Tier 1 (core) capital                                 11.74%         11.92%          12.48%         12.40%         12.21%
Tangible capital                                      11.39%         11.87%          12.42%         12.34%         12.15%
Equity to assets                                      18.84%         20.29%          20.46%         20.17%         19.75%
Book value per share                             $    11.77          10.98           10.89          10.85          10.77
Tangible book value per share (1)                $     7.39           9.25            9.16           9.22           9.15

------------------------------------------------------------------------------------------------------------------------
ASSET QUALITY DATA
(Amounts in thousands)
------------------------------------------------------------------------------------------------------------------------
Non-performing loans:
   Residential                                   $    4,410          3,905           3,605          3,395          3,723
   Home equity                                   $      440            401             310            467            474
   Commercial real-estate and multi-family       $    7,057          3,878           2,889          1,614          1,537
   Consumer                                      $      594            538             679          1,040            630
   Commercial business                           $    3,771          3,583           4,204          3,537          3,572
                                                 ----------     ----------      ----------     ----------     ----------
    Total non-performing loans                   $   16,272         12,305          11,687         10,053          9,936
Other non-performing assets                      $      563            543           1,196          1,375          1,646
                                                 ----------     ----------      ----------     ----------     ----------
Total non-performing assets                      $   16,835         12,848          12,883         11,428         11,582

Provision for credit losses                      $    1,750          2,007           1,757          2,208          1,957
Net loan charge-offs                             $    1,054          1,806           1,319          1,340            918
Net charge-offs to average loans (annualized)          0.14%          0.31%           0.23%          0.24%          0.17%
Provision for credit losses as a
   percentage of net loan charge-offs                166.03%        111.13%         133.21%        164.78%        213.18%
Total non-performing loans to total loans              0.53%          0.54%           0.51%          0.44%          0.45%
Total non-performing assets as a
   percentage of total assets                          0.34%          0.36%           0.36%          0.32%          0.32%
Allowance for credit losses to total loans             1.33%          1.11%           1.09%          1.08%          1.07%
Allowance for credit losses
   to non-performing loans                           250.53%        206.58%         215.79%        246.50%        240.67%
------------------------------------------------------------------------------------------------------------------------
Personnel FTE                                         1,177            944             915            891            897
Number of banking centers                                68             47              46             46             45

First Niagara Financial Group, Inc.
Summary of Quarterly Financial Data (Cont'd)

                                                   2004                                       2003
                                                 ---------     --------------------------------------------------------------------
                                                   First       Year Ended     Fourth          Third         Second          First
                                                  Quarter     December 31,    Quarter        Quarter        Quarter        Quarter
                                                 ---------    ------------   ---------      ---------      ---------      ---------
-----------------------------------------------------------------------------------------------------------------------------------
SELECTED OPERATIONS DATA
(Amounts in thousands)
-----------------------------------------------------------------------------------------------------------------------------------
Interest income                                  $  53,056       169,959        42,450         41,984         42,602         42,923
Interest expense                                 $  16,453        62,544        14,197         14,836         15,976         17,535
                                                 ---------     ---------     ---------      ---------      ---------      ---------
Net interest income                              $  36,603       107,415        28,253         27,148         26,626         25,388
Provision for credit losses                      $   1,750         7,929         2,007          1,757          2,208          1,957
                                                 ---------     ---------     ---------      ---------      ---------      ---------
Net interest income after provision for credit
losses                                           $  34,853        99,486        26,246         25,391         24,418         23,431

Noninterest income:
   Banking services                              $   4,210        16,445         4,110          4,289          4,246          3,800
   Risk management services                      $   4,448        14,765         4,007          3,818          3,631          3,309
   Wealth management services                    $   1,074         3,525           726            775          1,052            972
   Lending and leasing                           $     923         3,617           906            853            959            899
   Bank-owned life insurance                     $     867         3,502           809          1,141            799            753
   Net realized gains (losses) on securities
   available for sale                            $      60             9            51            (24)            (2)           (16)
   Other                                         $     269         1,516           544            523            119            330
                                                 ---------     ---------     ---------      ---------      ---------      ---------
    Total noninterest income                     $  11,851        43,379        11,153         11,375         10,804         10,047

Noninterest expense:
   Salaries and benefits                         $  15,883        50,377        12,743         13,037         12,025         12,572
   Occupancy and equipment                       $   3,356         9,315         2,331          2,284          2,259          2,441
   Technology and communications                 $   2,566         9,647         2,397          2,553          2,337          2,360
   Marketing and advertising                     $     956         3,205           541            810            786          1,068
   Amortization of intangibles                   $   1,041         1,384           378            398            290            318
   Other                                         $   4,777        14,349         4,348          3,338          3,375          3,288
                                                 ---------     ---------     ---------      ---------      ---------      ---------
    Total noninterest expense                    $  28,579        88,277        22,738         22,420         21,072         22,047

Income from continuing operations before
income taxes                                     $  18,125        54,588        14,661         14,346         14,150         11,431
Income taxes from continuing operations          $   6,210        18,646         4,551          5,042          5,073          3,980
                                                 ---------     ---------     ---------      ---------      ---------      ---------
    Income from continuing operations            $  11,915        35,942        10,110          9,304          9,077          7,451
Income (loss) from discontinued operations,
net of tax (2)                                   $      --           164           (22)            --             23            163
                                                 ---------     ---------     ---------      ---------      ---------      ---------
    Net income                                   $  11,915        36,106        10,088          9,304          9,100          7,614
                                                 ---------     ---------     ---------      ---------      ---------      ---------

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STOCK AND RELATED PER SHARE DATA

-----------------------------------------------------------------------------------------------------------------------------------
Net income per share:
   Basic                                         $    0.15          0.55          0.15           0.14           0.14           0.12
   Diluted                                       $    0.15          0.53          0.15           0.14           0.13           0.11
Cash dividends                                   $    0.07          0.22          0.06           0.06           0.05           0.05
Dividend payout ratio                                46.67%        40.00%        40.00%         42.86%         35.71%         41.67%
Dividend yield (annualized)                           2.06%         1.47%         1.59%          1.58%          1.44%          1.73%
Market price (NASDAQ: FNFG):
   High                                          $   15.78         16.55         15.64          16.55          14.20          11.92
   Low                                           $   13.32         10.11         13.85          13.70          11.40          10.11
   Close                                         $   13.64         14.97         14.97          15.09          13.92          11.75

-----------------------------------------------------------------------------------------------------------------------------------
SELECTED RATIOS
(Annualized)
-----------------------------------------------------------------------------------------------------------------------------------
Net income:
   Return on average assets                           1.02%         1.02%         1.13%          1.04%          1.02%          0.89%
   Return on average equity                           5.29%         5.19%         5.50%          5.13%          5.09%          5.00%
   Return on average tangible equity (1)              7.91%         6.15%         6.53%          6.08%          5.99%          5.98%

As a percentage of average assets:
   Noninterest income                                 1.01%         1.23%         1.25%          1.27%          1.21%          1.18%
   Noninterest expense                                2.44%         2.50%         2.54%          2.51%          2.36%          2.58%
                                                 ---------     ---------     ---------      ---------      ---------      ---------
   Net overhead                                       1.43%         1.27%         1.29%          1.24%          1.15%          1.40%
Efficiency ratio                                     58.98%        58.54%        57.70%         58.20%         56.30%         62.22%

First Niagara Financial Group, Inc.
Summary of Quarterly Financial Data (Cont'd)

                                                 2004                                         2003
                                              ----------     ----------------------------------------------------------------------
                                                First        Year Ended       Fourth          Third         Second          First
                                               Quarter      December 31,      Quarter        Quarter        Quarter        Quarter
                                              ----------     ----------     ----------     ----------     ----------     ----------
-----------------------------------------------------------------------------------------------------------------------------------
SELECTED AVERAGE BALANCES
(Amounts in thousands)
-----------------------------------------------------------------------------------------------------------------------------------
Total assets                                  $4,701,761      3,531,697      3,545,301      3,540,403      3,579,903      3,460,151
Total interest-earning assets                 $4,117,336      3,226,208      3,228,756      3,230,971      3,280,842      3,163,493
Fed funds and other short-term investments    $   59,130        220,330        137,175        167,878        282,842        295,743
Securities, at amortized cost                 $1,119,987        737,703        774,734        759,271        734,489        681,051
Loans (3)                                     $2,927,675      2,255,703      2,308,146      2,294,650      2,250,864      2,167,176
Goodwill and other intangibles                $  299,300        109,207        114,876        112,446        107,631        101,695
Interest-bearing liabilities:
   Savings accounts                           $  929,639        670,785        646,954        654,076        676,024        706,930
   Interest-bearing checking                  $  816,016        525,346        537,431        550,020        527,440        485,655
   Certificates of deposit                    $1,147,295        998,428        992,314        966,017      1,021,369      1,014,610
   Other borrowed funds                       $  610,134        431,299        426,005        425,166        436,178        438,047
                                              ----------     ----------     ----------     ----------     ----------     ----------
     Total interest-bearing liabilities       $3,503,084      2,625,858      2,602,704      2,595,279      2,661,011      2,645,242

Interest-bearing deposits                     $2,892,950      2,194,559      2,176,699      2,170,113      2,224,833      2,207,195
Noninterest-bearing deposits                  $  234,016        155,546        163,960        167,862        149,727        140,237
                                              ----------     ----------     ----------     ----------     ----------     ----------
   Total deposits                             $3,126,966      2,350,105      2,340,659      2,337,975      2,374,560      2,347,432

Stockholders' equity                          $  905,161        695,914        727,413        719,606        716,980        618,195
Tangible equity (1)                           $  605,861        586,707        612,537        607,160        609,349        516,500
Common shares outstanding:
   Basic                                          77,407         66,111         66,289         66,276         66,126         65,758
   Diluted                                        78,917         67,754         67,941         68,002         67,722         67,268

-----------------------------------------------------------------------------------------------------------------------------------
SELECTED AVERAGE YIELDS/RATES

-----------------------------------------------------------------------------------------------------------------------------------
Investment securities                               2.78%          2.35%          2.76%          2.12%          1.82%          2.72%
Loans                                               6.20%          6.64%          6.37%          6.50%          6.80%          6.90%
     Total interest-earning assets                  5.16%          5.27%          5.24%          5.18%          5.20%          5.46%

Savings accounts                                    0.88%          1.01%          0.75%          0.84%          0.96%          1.50%
Interest-bearing checking                           0.86%          0.91%          0.83%          0.85%          0.85%          1.12%
Certificates of deposit                             2.29%          2.93%          2.61%          2.83%          3.03%          3.24%
Other borrowed funds                                4.07%          5.04%          4.95%          5.03%          5.07%          5.11%
     Total interest-bearing liabilities             1.89%          2.38%          2.16%          2.27%          2.41%          2.69%

Net interest rate spread                            3.27%          2.89%          3.08%          2.91%          2.79%          2.77%
Net interest margin                                 3.56%          3.33%          3.50%          3.36%          3.25%          3.21%

----------

(1)   Excludes goodwill and other intangible assets.

(2) Effective February 19, 2003, First Niagara Bank sold NOVA Healthcare Administrators, Inc., its wholly- owned third-party benefit plan administrator subsidiary. For the periods presented, the Company has reported the results of operations from NOVA as "Discontinued Operations." First quarter 2003 amounts include the net gain realized on the sale of $208,000.

(3)   Net of deferred costs and unearned discounts.